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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE - June 7, 2002 (8:30 a.m. Central Time)

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203

Contact: Sally P. Kimble, Senior Vice President and Chief Financial Officer Please note that all press releases are subject to the Private Securities Litigation Reform Act disclaimer appearing on the last page of this press release.


                  CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
                  RELEASE OF COMMENTS BY CHAIRMAN R. RICK HART


Nashville, Tennessee, June 7, 2002 - Capital Bancorp, Inc. plans to issue the following comments from Chairman R. Rick Hart:

            "QUESTIONS AND ANSWERS ABOUT CAPITAL BANK & TRUST COMPANY
                             WITH CHAIRMAN RICK HART

                                  JUNE 6, 2002

Q -      I understand that the Bank just celebrated a milestone.

A - Yes. We recently celebrated our 8th anniversary since opening for business on May 27, 1994. It is always a humbling experience to look at how quickly time passes and how much we've become a part of Nashville's business landscape in this short period of time.


Q - Why did you think that Nashville needed another bank and has your thinking changed over time?

A - Well, we were positive then that our vision for a new bank was right for our target market. And our experience over the past 8 years has validated that belief. We felt at the outset that small businesses and professionals were all under served. I, along with John Gregory and Edward Jackson, and a great group of incorporators, were convinced that we could reach out to these groups in a quiet and professional way. So often when local banks get bought, there is a loss of local initiative and local orientation, and a lot of turn over, resulting in strange faces at the bank.

         We wanted to provide our customers with access to consistent personal service with the same banking professionals, the same faces, that they were used to seeing. We were determined to provide them with tailor made financial services, rather than cookie cutter products designed in another state. We have now grown to $204 million in assets, mostly in smallish loans to these market sectors, and our growth rate from the end of first quarter 2001 to the first quarter 2002 was 17%. Our growth from December 31, 2001, to March 31, 2002, was 6.3% (more than 25% on an annualized basis). In our opinion, the results have validated our concept.

Q -      So what's next?

A - Now we just have to keep executing. The changes in the Nashville banking market have created tremendous opportunities for all of our banks, particularly those whose real management is located here. We believe that we will be able to continue to grow rapidly, but we are dedicated to growing smart.


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Q -      What do you mean by "growing smart"?

A - Well, there are many ways that a bank can grow. It can offer very low rates as teasers to bring in a lot of business, apparently thinking that a big portion of the business will stay after the teasers have been changed to a more realistic pricing level. Or a bank can shut its eyes to loan quality in order to reach a size that its management believes to be an optimal or necessary level. Our approach has been to "grow smart." That is, we haven't used a lot of teasers or other short-term fixes. We set out to develop long-term relationships and solid, high-quality loans. We've done that. We plan to keep doing that. In short, our growth is intended to be consistent, what you see is what you get, and high quality.

Q -      Have there been any draw backs to this strategy?

A - Not really draw backs, but some risk. We decided early on that we wanted to have multiple locations and we decided that we need six of them. We knew that paying for six offices would be a drain on earnings, and would hurt return on equity, for a while. But we believed then, and we continue to believe, that this investment would pay off in the long run. This investment, plus our careful selectivity in loans that we approved, meant relatively slow growth for a while, when compared to some of our competitors. We also felt that we would want to buy out our largest shareholder, an entrepreneur who clearly was more in the nature of a medium-term, rather than a long-term, investor in our Bank. We absorbed that expense and we've kept growing.

         As I see things, our strategy has worked. Our branches are ahead of budget, they are bringing in business, and they are reaching out to the professionals and the small businesses that are our market. Our assets are growing, our margins are outstanding, and our opportunities have never been better.

         Our strategy also meant that, historically, our return on shareholder equity has not been very high. But, over time, we have not lost a lot of money, as can happen to banks, in bad loans or risky adventures. So over time we expect our return on shareholders equity to get to where it needs to be. We think we can beat the results that our "peer group of banks" attains. I am convinced that we're starting to get there.

Q -      So what's the Bank's strategic plan?

A - In an nutshell, profitable and continued growth and an acceleration of the return on our shareholders' investment. We continue to stress local decision making, tailor made loan products, and customer knowledge and relationships. If we can help our customers make money, help them in their growth, we are confident we will become their bank of choice. The one goal that has taken longer to attain than we expected was raising the return on shareholder equity to exciting levels. Frankly, we had thought that we would get to a high level of return on shareholders equity a couple of years ago. But then the Federal Reserve cut interest rates about a dozen times, really hurting profit margins for nearly all banks. With all the turmoil caused by these rate cuts behind us, and the economy apparently bouncing back, we're already seeing very positive results that are reinforcing our strategic plan. We think that we're doing and will continue doing the things that will make return on shareholders equity, and then our stock price, a hot topic. We also want to continue our internal, "organic" growth and to be receptive to strategic combinations with peers when and where appropriate.

         We want to be the best possible choice there is for small businesses and for professionals.

Q -      What do you expect in the remainder of 2002?

A - It's exciting. We have achieved tremendous growth in assets over the past twelve to fifteen months. Our net interest margin has jumped substantially over that same period. Believe me, that has involved a lot of very hard work by our entire Staff. Our stock price has begun to respond accordingly, too, increasing by as much as $1.50 or more over the past few months. We're very proud.


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Q -      Where do you expect to see your stock price going?

A - Well, now that's the $64 question. I don't have a crystal ball, but I have a very good feeling about our stock price. Many of my friends and advisors, people a lot savvier than I am about stock prices in general, have told me over and over, and I have always believed, that if your profits, margins, and returns are where they need to be, then the stock price will take care of itself. I believe that that's happening today. Our profits and margins are up, our return on shareholder equity is up, and our stock price is heading up. Our job is to keep the positive honest economic news coming and I am convinced that the stock price will rise strongly.

Q - Has the Bank been affected by all the turmoil caused by Enron and others?

A - Yes and no. We've been affected because people have an appropriately higher level of skepticism about earnings and financial reports. But since we don't go in for window dressing, or manipulating our financial statements, our Board, our Staff, our attorney and independent auditors are absolutely committed to full and fair reporting - what the markets call "transparency." So, in terms of what we do every day, Enron hasn't really affected us. Our results are real.

Q -      What's next for Capital Bank?

A -      Continued, steady, sound growth. That's what we see and expect.
         Again, I don't have a crystal ball, but I'm extremely upbeat. In fact, the bulk of my net worth is invested in the Bank and I plan for that to continue! I want to see us reach a half billion dollars in assets in the next few years, and a billion in the next five to ten years. That will increase our ability to reach every segment of our target markets.


Q -      Has the recent sale of other banks affected Capital Bank?

A - Again, the answer is yes and no. It has helped re-emphasize the importance of locally managed and directed banks. It has almost certainly made the local banking market more competitive. But it has also created huge potential opportunities to target customers who don't want their fates determined by people who live somewhere else. Bottom line, we think that this is an opportunity for us, but we know that our competitors are just as sharp and just as committed as ever. So it won't be easy, it'll just be fun. As we like to say at the Bank, we're not bigger, just better.

Q -      I can tell that you obviously like your job.

A - It's the best. Being a part of a young community bank in Nashville, Tennessee is the best job in the world. We have the ability to make a difference in people's lives and we do. The people in Nashville and Middle Tennessee have given us so much. We are determined to give back to them."


                                    ***End***


Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward- looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank's ability to attract stable low-cost deposits and to make quality


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and profitable loans, among other things, are all factors that can have a material impact on the Company's ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company's reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course. The Company undertakes no obligation to correct or update this information.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its direct and indirect subsidiaries. Its principal subsidiary is Capital Bank & Trust Company, which operates six full-service banking offices in Davidson and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, and Hermitage. For additional information about the Company and the Bank, please visit the Bank's website at www.capitalbk.com.



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